CASH RESOURCE TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116




                                                            October 1, 1999



Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts  02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that the Evergreen CRT California Tax-Exempt Money Market Fund (formerly, Cash Resource California Tax-Exempt Money Market Fund), Evergreen CRT Money Market Fund (formerly, Cash Resource Money Market Fund), Evergreen CRT New York Tax-Exempt Money Market Fund (formerly, Cash Resource New York Tax-Exempt Money Market Fund), Evergreen CRT Tax-Exempt Money Market Fund (formerly, Cash Resource Tax-Exempt Money Market Fund) and Evergreen U.S. Government Money Market Fund (formerly, Cash Resource U.S. Government Money Market Fund), each a series of Cash Resource Trust, hereby elect to become Fund parties to such Agreement.

                                    CASH RESOURCE TRUST
                                    on behalf of:
                                    Evergreen CRT California Tax-Exempt Money
                                        Market Fund
                                    Evergreen CRT Money Market Fund
                                    Evergreen CRT New York Tax-Exempt Money
                                        Market Fund
                                    Evergreen CRT Tax-Exempt Money Market Fund
                                    Evergreen U.S. Government Money Market Fund


                                     By: /s/ Maureen E. Towle
                                        _________________________________
                                        Maureen E. Towle
                                        Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By:  /s/ Ann Marie Becker
     ___________________________________
      Name: Ann Marie Becker
      Title: Managing Director

Dated as of October 1, 1999